Exhibit 10.3

AMENDMENT TO THE

GENWORTH FINANCIAL, INC.

2005 CHANGE IN CONTROL PLAN

THIS AMENDMENT (this “Amendment”) to the Genworth Financial, Inc. 2005 Change in Control Plan (the “Plan”) is made this 20th day of March 2007.

The Management Development and Compensation Committee of the Board of Directors of Genworth Financial, Inc. (the “Corporation”) has determined that it is in the best interests of the Corporation and its stockholders to amend the Plan to include as part of the Basic Severance Benefits payable to a Participant in the event of a Qualified Termination a prorated portion of the Participant’s outstanding performance share awards.

1. The Plan is hereby amended by deleting Section 3(iv) in its entirety and replacing it with the following:

“iv. a lump sum cash payment equal to the value of a prorated portion of the Participant’s outstanding performance share awards or other cash-based long-term incentive compensation opportunities (“Long-Term Performance Awards”) (unless the Participant receives payment of his Long-Term Performance Awards in the year of termination pursuant to another plan, policy or arrangement), determined by calculating the product of (A) the amount of the Participant’s Long-Term Performance Awards, assuming such compensation is payable at the target level and at the closing share price on the date of termination, and (B) a fraction, the numerator of which is the number of days worked in the period between the date of grant of the Long-Term Performance Award and termination of employment occurs, and the denominator of which is the total number of days in the performance period;

Except as expressly amended hereby, the terms of the Plan shall be and remain unchanged and the Plan as amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

GENWORTH FINANCIAL, INC.

By:	/s/ MICHAEL S. LAMING
Senior Vice President-Human Resources